SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                                                Commission Only (as permitted by
   / /   Definitive proxy statement             Rule 14a-6(e)(2))

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                       GREAT WESTERN FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                            H. F. AHMANSON & COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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            pursuant to Exchange Act Rule 0-11:

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      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

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      (4)   Date Filed:

[Home Savings of America, FSB LOGO]                            PRESS INFORMATION

PUBLIC RELATIONS * 4900 Rivergrade Road * Irwindale * California 91706


For Immediate Release                           Contact:  Adrian Rodriguez
---------------------                                     (818) 814-5169


               HOME SAVINGS PRESIDENT STRESSES ECONOMIC IMPORTANCE
                       OF HAVING A MAJOR LOS ANGELES-BASED
                              FINANCIAL INSTITUTION


      IRWINDALE, Calif., May 9, 1997 -- At a recent meeting of the Los Angeles Urban Bankers, Home Savings of America President and Chief Operating Officer Bruce G. Willison stressed the importance to the region of having one of the nation's 10 largest banking institutions headquartered in Los Angeles.

      Citing such recent California bank consolidations and downsizings as have occurred at Union Bank, Bank of California, American Savings, California Federal and Great Western, Willison made clear that a region's long-term economic growth is closely tied to having financial institutions with a vested stake in that region's long-term development. Evidence of this, he said, can be found in the impact such bank consolidations have had on the local job market, small business lending activities, and charitable contributions.

      Willison said that Home Savings fully recognizes the constructive role that it can and should play in contributing to the economic well-being of the Los Angeles area.

      "In the case of Home Savings' $70 billion [community reinvestment] commitment, we began a dialogue with the Greenlining Coalition about our intention to be a leader in CRA and community activities before we even made the decision to combine with Great Western. We were ready to make a public commitment because we believe in the things that we do to lend in low- and moderate-income areas, to support affirmative action, to direct a majority of our charitable contributions to causes for the underprivileged, and to maintain or increase bank access in the inner city and low-income communities," he said.

                                     -more-

L.A. Urban Bankers
May 9, 1997
Page 2

      Willison said that he believes the relationship between bank management and community group leaders who have historically used political or regulatory leverage to bring about community reinvestment commitments, is also changing and becoming less adversarial.

      "The vast majority of the leading community participants in these discussions are intelligent, rational and wonderfully committed individuals who seek to have industry, particularly banks and utilities, provide more loans, services and job opportunities to their constituents," Willison said. "We as a society are lucky that they care and that they work so hard for what they believe in. . ."

      He said today's bank managers feel strongly about protecting the same people and the same products and services. He also believes that many major bank CEOs may be as fiscally conservative as their predecessors a decade ago, but that they are far more proactive in having their institutions be community partners in every sense of the phrase and are far more aware that CRA-related business is good business for everyone.

      To this, he said Home Saving is particularly proud of its lending record in the inner city and of the many community outreach programs it sponsors. He cited the bank's national award-winning Career Awareness Program (CAP), which focuses on providing entry-level job skills training and scholarships to inner city youth, as an example. He also noted the bank's increased focus on internal diversity enrichment programs as a meaningful way of providing even greater opportunities for people of color to grow and progress into senior management positions within Home Savings.

      "I do believe that the banking industry has moved from insensitive to hope to actual programs that are making a difference," Willison concluded.

      Home Savings of America is the principal subsidiary of H. F. Ahmanson & Company (NYSE:AHM), the nation's largest savings institutions with more than $48 billion in assets.

                                       ###

       SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF") COMMON STOCK
        HELD BY H. F. AHMANSON & COMPANY ("AHMANSON"), ITS DIRECTORS AND
       EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF
          AHMANSON AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
         CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND GWF

Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer),
Madeleine A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A.
Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow.

As of May 8, 1997, Ahmanson is the beneficial owner of 3,560,500 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

Other than set forth herein, as of May 8, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation.
Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of May 8, 1997, CSFB held a net long position of 1,624 shares of GWF common stock and Montgomery held no shares of GWF common stock.

Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.